Report of Independent Registered Public Accounting Firm


The Shareholders and Board of Directors of
Smith Barney Investment Funds Inc.:

In planning and performing our audit of the financial statements of Smith Barney Multiple Discipline Funds
- Large Cap Growth and Value Fund (Fund) of Smith Barney Investment Funds Inc. for the year ended April 30, 2005, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not
necessarily disclose all matters in internal control
that might be material weaknesses under the standards
established by the Public Company Accounting
Oversight Board (United States).  A material weakness
is a condition in which the design or operation of one
or more of the internal control components does not
reduce to a relatively low level the risk that
misstatements caused by error or fraud in amounts that
would be material in relation to the financial statements
being audited may occur and not be detected within a
timely period by employees in the normal course of
performing their assigned functions.   However, we noted
no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of April 30, 2005.

This report is intended solely for the information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



			       KPMG LLP
New York, New York
June 24, 2005